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                                                                       Exhibit 5



                                CROWE & DUNLEVY
                           A PROFESSIONAL CORPORATION
                        ATTORNEYS AND COUNSELORS AT LAW
                              500 KENNEDY BUILDING
                                321 SOUTH BOSTON
                           TULSA, OKLAHOMA 74103-3313
                                 (918) 592-9800
                                 (918) 592-9801




                          Writer's Direct Dial Numbers
                                 (918) 592-9830
                              (918) 599-6350 (fax)


                                  April 9, 1998



Chicago Miniature Lamp, Inc.
500 Chapman Street
Canton, Massachusetts 02021

         Re:      Form S-8 Registration

Gentlemen:

         We are acting as counsel for Chicago Miniature Lamp, Inc., an Oklahoma corporation (the "Company"), in connection with the proposed offer by the Company of up to 4,875,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1995 Incentive and Non-Statutory Stock Option Plan (the "1995 Plan") and the Company's Special 1997 Stock Option Plan (the "1997 Plan") (the 1995 Plan and the 1997 Plan referred to herein collectively as the "Plans"). Such offering of shares is covered by the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission. We are rendering this opinion as of the date hereof.

         We have examined, among other things, the Certificate of Incorporation and By-laws, as amended, of the Company, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such offering, the Registration Statement, the Plans and such other documents and representations as we deemed necessary in order to render the opinion expressed herein.

         Based upon the foregoing, it is our opinion that the Shares have been legally authorized for issuance and, subject to due and proper authorization and ratification by the Company's shareholders at the annual meeting of shareholders to be held on April 27, 1998, of adoption of the 1997 Plan and the amendments to the 1995 Plan, increasing the number of shares issuable pursuant to the Plans, and upon the issuance and delivery of the Shares in accordance with the provisions of the Plans and as set forth in the Registration Statement, such shares will be legally issued, fully paid and non-assessable.


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         We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and to the reference to our firm in Item 8 of the Registration Statement entitled "Exhibits".

                                                      Very truly yours,

                                                      CROWE & DUNLEVY
                                                      A Professional Corporation



                                                  By: /s/ Gary H. Baker
                                                      --------------------------
                                                      Gary H. Baker